EXHIBIT 10.3

CONSULTING AGREEMENT

THIS AGREEMENT is dated for reference the 3rd day of January, 2005, and effective as of the 15th day of October, 2004.

BETWEEN:

Strategic Internet Investments Inc., having an office at

Suite 450 - 650 West Georgia Street, Vancouver, B.C. V6B 4N8

(hereinafter referred to as the "Company")

OF THE FIRST PART

AND:

Richard J.S. Rainey, of Richard JS Rainey Law Corporation, having its registered office at 980 Corona Crescent, Coquitlam, B.C.  V3J 6Y9

(hereinafter referred to as the "Consultant")

OF THE SECOND PART

WHEREAS the Consultant is skilled in providing legal services and has provided legal services to the company in the past;

AND WHEREAS the Consultant has provided and will provide legal services to the Company estimated to equal approximately $ 25,000;

NOW THEREFORE  in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed:

1.     The Company hereby has engaged the Consultant for legal services and wishes to pay the Consultant and has agreed to payment of fees due for services already rendered through issuance of stock.

2.     In consideration of the services already provided, the Consultant shall receive up to  50,000 shares of the Company’s common stock which shall be issued for the accrual due and owing as a result of prior services rendered to the Company by the consultant and ongoing services.  None of the services being compensated for involved merger/acquisition services or capital raising transactions.

3.     The company will register all the compensation shares pursuant to a registration statement on Form S-8.

4.     Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transaction provided for herein shall be deemed to have been given or delivered when deposited in the United States mail, registered or certified, and with proper postage and registration or certification fees prepaid, addressed at their principal place of business or to such other address as may be designated by either party in writing.

5.     This Agreement shall be governed by and interpreted pursuant to the laws of the state of British Columbia.  In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney’s fees.

6.     This Agreement is binding on and enures to the benefit of the heirs, successors and assigns of the parties hereto.

7.     This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart.

IN  WITNESS WHEREOF the undersigned have executed this Agreement as of the day and year first above written.

THE COMMON SEAL OF

)

STRATEGIC INTERNET

)

INVESTMENTS, INC.

)

was hereunto affixed in the

)

presence of

)

)

   Signed by “Ralph Shearing”               )

c/s

Authorized Signatory                          )

Ralph Shearing

President

SIGNED, SEALED AND

)

DELIVERED BY

)

RICHARD J.S. RAINEY                 )Signed by “Richard J.S. Rainey”

in the presence of                                )RICHARD J.S. RAINEY

Signature of Witness

“Signed by “Katherine S. Alexander”

Katherine S. Alexander

C:\Sarah HD\EDGARdwnlds\StrategicS8\Richard Rainey Consulting Agreement - Exhibit 10.3 Jan 2005.doc